Exhibit 10.13

BASE SALARIES OF EXECUTIVE OFFICERS OF THE REGISTRANT

As of February 28, 2011, the following are the base salaries (on an annual basis) of the executive officers (as defined in Item 402(a)(3) of Regulations S-K) of CVB Financial Corp.:

Christopher D. Myers	$750,000
President & CEO
Edward J. Biebrich, Jr.	$305,000
Executive Vice President & Chief Financial Officer
James F. Dowd	$297,500
Executive Vice President & Senior Loan Officer
Chris A. Walters	$257,500
Executive Vice President & CitizensTrust Manager
David C. Harvey	$270,000
Executive Vice President & Chief Operations Officer
Richard C. Thomas	$285,000
Executive Vice President Finance & Accounting
David A. Brager	$275,000
Executive Vice President & Sales Division Manager